On April 13, 2010, the following matters were voted upon by the Corporation’s shareholders at the Annual Meeting of Shareholders:

(1)	The election of three members to the Board of Directors;

(2)	The approval of the form and use of the Corporation’s indemnification agreement for directors;

(3)	The adoption of the Omnibus Stock Option Plan

The following is a summary of the voting results for each matter presented to the shareholders at the Annual Meeting:

Election of Directors:

Director’s Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

-	-	-	-	-
Ralph A. Macali	6,348,573	701,699	114,697	3,219,663
Frank L. Paden	6,196,000	899,520	69,450	3,219,662
Earl R. Scott	6,341,266	739,711	83,993	3,219,662

All three directors were re-elected to serve three-year terms expiring at the 2013 Annual Meeting of Shareholders of the Corporation.

Approval of Indemnification Agreement for Directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

8,397,758	947,489	575,434	493,951

 The number of votes needed to approve this matter is 6,759,803

The form and use of the Corporation’s indemnification agreement for directors was approved by the Corporation’s shareholders.

Approval of Omnibus Stock Option Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

4,915,368	1,702,700	546,901	3,219,663

 The number of votes needed to approve this matter is 6,759,803

The Corporation’s Omnibus Equity Plan was not approved by the Corporation’s shareholders.